AquaBounty Technologies, Inc. Announces Proposed Public Offering of $10.0 Million of Common Stock
MAYNARD, MASS. - January 27, 2020 - AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced that it has commenced a proposed underwritten public offering of $10.0 million of common stock of the Company. In addition, the Company expects to grant the underwriter of the offering a 45-day option to purchase up to an additional $1.5 million of shares of common stock to cover over-allotments, if any. All shares of common stock to be sold in the proposed offering will be sold by the Company. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.
Lake Street Capital Markets, LLC is acting as the sole book-running manager for the proposed offering.
The Company currently intends to use the net proceeds of the proposed offering, if completed, to continue construction and renovation activities of its existing facilities in Rollo Bay and Indiana, for working capital costs associated with growing its first batches of fish at its Indiana and Rollo Bay farm sites, and for other general corporate purposes.
The proposed offering will be made only by means of a prospectus. A preliminary prospectus related to and describing the terms of the proposed offering has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the preliminary prospectus relating to the proposed offering may be obtained, when available, from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402; by calling 612-326-1305; or by emailing syndicate@lakestreetcm.com, or at the SEC’s website at http://www.sec.gov.
A registration statement on Form S-1 (File No. 333-235919) relating to the securities to be sold in the proposed offering has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About AquaBounty
AquaBounty Technologies, Inc. is a publicly traded aquaculture company focused on improving productivity and sustainability in commercial aquaculture. The Company’s objective is the application of biotechnology to ensure the availability of high-quality seafood to meet global consumer demand-addressing critical production constraints in the most popular farmed species, including salmon, trout, and tilapia.
The Company’s AquAdvantage fish program is based upon a single, specific molecular modification in fish that results in more rapid growth in early development. With aquaculture facilities located in Prince Edward Island, Canada, and Indiana, USA, AquaBounty is raising its disease-free, antibiotic-free salmon in land-based recirculating aquaculture systems, offering a reduced carbon footprint and no risk of pollution of marine ecosystems as compared to traditional sea-cage farming.
More information about AquaBounty is available at www.aquabounty.com.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the proposed underwritten public offering of common stock. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise capital; the final terms of the underwritten public offering of common stock; market and other conditions; the satisfaction of customary closing conditions related to the underwritten public offering of common stock; AquaBounty’s business and financial condition; and the impact of general economic, industry, or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and preliminary prospectus for the proposed offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.

Contact
AquaBounty Technologies, Inc.
Dave Conley, Director of Communications
+1 613 294 3078

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